[Letterhead of Cadwalader, Wickersham & Taft]






                                 April 24, 2001

Bear Stearns Commercial Mortgage Securities Inc.
245 Park Avenue
New York, New York 10167

Re:   Bear Stearns Commercial Mortgage Securities Inc.,
      Commercial Mortgage Pass-Through Certificates
      ---------------------------------------------

Ladies and Gentlemen:

            We are rendering this opinion letter in our capacity as counsel to Bear Stearns Commercial Mortgage Securities Inc. (the "Depositor") in connection with the Depositor's Registration Statement on Form S-3, registration number 333-61783 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"). The Prospectus forming a part of the Registration Statement describes Commercial Mortgage Pass-Through Certificates ("Certificates") to be sold by the Depositor in one or more series (each, a "Series") of Certificates. Each Series of Certificates will be issued under a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Depositor, a master servicer (a "Servicer"), a trustee (a "Trustee"), and, if applicable, such other parties to be identified in the Prospectus Supplement for such Series. The form of Pooling and Servicing Agreement was incorporated by reference as an exhibit to the Registration Statement. Capitalized terms used and not otherwise defined herein have the respective meanings given to such terms in the Registration Statement.

            In rendering the opinions set forth below, we have examined and relied upon the following: (1) the Registration Statement, including the Prospectus and the form of Prospectus Supplements constituting a part thereof, in the form filed with the Commission; (2) the Pooling and Servicing Agreement in the form previously filed with the Commission, and (3) such other documents, materials and authorities as we have deemed necessary in order to enable us to render our opinions set forth below. We express no opinion with respect to any Series of Certificates for which we do not act as counsel to the Depositor.

            We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York.

            Based on the foregoing, we are of the opinion that:

            1. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the parties thereto, such Pooling and Servicing Agreement will constitute a legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditor's rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law or considerations of public policy.

            2. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the parties thereto and, when the Certificates of such Series have been duly executed, authenticated, delivered and paid for as contemplated in the Registration Statement, such Certificates will be validly issued and outstanding, fully paid and nonassessable, and entitled to the benefits provided by such Pooling and Servicing Agreement.

            We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the headings "Legal Matters" and "Material Federal Income Tax Consequences" in the Prospectus and Prospectus Supplement relating to each Series of Certificates for which we act as counsel to the Depositor. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.


                                   Very truly yours,


                                   /s/ Cadwalader, Wickersham & Taft